1 Full Year 2023 Financial Results & Clinical Update March 7, 2024

2 Forward Looking Statements This presentation contains forward-looking statements of Lumos Pharma, Inc. that involve substantial risks and uncertainties. All such statements contained in this presentation are forward- looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. This law that, in part, gives us the opportunity to share our outlook for the future without fear of litigation if it turns out our predictions were not correct. We are passionate about our business - including LUM-201 and the potential it may have to help patients in the clinic. This passion feeds our optimism that our efforts will be successful and bring about meaningful change for patients. Please keep in mind that actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. We have attempted to identify forward-looking statements by using words such as “projected,” "upcoming," "will," “would,” "plan," “intend,” "anticipate," "approximate," "expect," “potential,” “imminent,” and similar references to future periods or the negative of these terms. Not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, among others, statements we make regarding the plan to have an end-of-phase 2 meeting with the FDA in the first half of 2024 and the anticipated initiation of a Phase 3 program in the second half of 2024, our Phase 2 data providing a clear path to Phase 3 in PGHD, that PEMs enrich trials for patients likely to respond to LUM-201, the expected benefits to LUM-201, and any other statements other than statements of historical fact. We wish we were able to predict the future with 100% accuracy, but that just is not possible. Our forward-looking statements are neither historical facts nor assurances of future performance. You should not rely on any of these forward-looking statements and, to help you make your own risk determinations, we have provided an extensive discussion of risks that could cause actual results to differ materially from our forward-looking statements including risks related to the continued analysis of data from our LUM-201 Trials, the timing and outcome of our future interactions with regulatory authorities including our end of Phase 2 meeting with the FDA, the timing and ability of Lumos to raise additional equity capital as needed to fund our Phase 3 Trial, our ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the ability to structure and initiate our Phase 3 trial in an effective and timely manner, any statements regarding potential enrollment timelines, the ability to successfully develop our LUM-201 product candidate, the effects of pandemics, other widespread health problems or military conflicts including the Ukraine-Russia conflict and the Middle East conflict and other risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements including information in the "Risk Factors" section and elsewhere in Lumos Pharma’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, as well as other reports filed with the SEC including our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All of these documents are available on our website. Before making any decisions concerning our stock, you should read and understand those documents. We anticipate that subsequent events and developments will cause our views to change. We may choose to update these forward-looking statements at some point in the future, however, we disclaim any obligation to do so. As a result, you should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. 11.14.2023

3 Agenda • Lisa Miller, Vice President of Investor Relations • Rick Hawkins, Chief Executive Officer & Chairman • Rick Hawkins, Chief Executive Officer & Chairman • John McKew, PhD, President & Chief Scientific Officer • Lori Lawley, Chief Financial Officer • Duke Pitukcheewanont, MD, Chief Medical Officer • Lori Lawley, Chief Financial Officer

4 Management – Significant Clinical Development and Commercial Experience Richard Hawkins Chairman & CEO Developed Growth Hormone (GH) Receptor Antagonist for Acromegaly at Sensus (sold to Pfizer). Built one of the first contract recombinant protein manufacturing facilities (Covance Biotechnology). Founder of Pharmaco, a pioneer in the contract research organization sector (merged with PPD). John McKew, PhD President & Chief Scientific Officer Prior VP of Research at aTyr Pharma – led team advancing protein-based therapeutics for rare diseases. Former Scientific Director, NIH - National Center for Advancing Translational Science (NCATS) and Therapeutics for Rare and Neglected Diseases (TRND). Lori Lawley, CPA Chief Financial Officer Former SVP, Finance and Controller at Lumos Pharma. Previously, SVP, Finance and Member of the Office of the CEO of NewLink Genetics. Prior to that, Senior Manager in Assurance Services at Ernst and Young. Pisit “Duke” Pitukcheewanont, MD Chief Medical Officer Pediatric endocrinologist and Professor, Clinical Pediatrics, Keck School of Medicine, USC. President, Human Growth Foundation. Former VP Medical Affairs and VP Global Medical Ambassador & Medical Education at Ascendis Pharma; project: long-acting TransCon GH. Former Advisory Board member at Pfizer, Ipsen, Alexion, Ultragenyx, Pharmacia, Serono, others. Aaron Schuchart, MBA Chief Business Officer Former Chief Business Officer of Aeglea BioTherapeutics. Former leadership roles in Business Development, Strategy, and Finance at Coherus Biosciences, Novartis Diagnostics/Grifols, and Amgen.

OraGrowtH Trials – Topline Phase 2 Data Highlights

OraGrowtH210 and OraGrowtH212 Phase 2 Clinical Trials

- Met all primary and secondary endpoints
- PEM test was reproducible and predicted response to LUM-201
- LUM-201 restored GH secretion through increased amplitude of pulsatility and normalized IGF-1
- LUM-201 promoted growth similar to injectable rhGH with only 20% of GH concentration levels
- AHV of 1.6 mg/kg LUM-201 arm vs rhGH arm was within historical Phase 3 non-inferiority margins*
- Preliminary 24-month data demonstrated sustained growth on LUM-201
- Favorable safety profile to date

* AHV = Least Squares Mean Annualized Height Velocity, AHV values from the OraGrowtH studies are based on ANCOVA model.

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6 LUM-201 Data Suggests Greater Durability of Response than rhGH to 24 Months OraGrowtH210 & OraGrowtH212 Combined (1.6 and 3.2 mg/kg LUM-201) • Preliminary data demonstrate LUM-201 AHV durable to 24 months • More moderate year 2 AHV decline than rhGH likely due to LUM-201 restoration of GH and IGF-1 to normal levels via pulsatile secretion Highlights LUM-201 year 1 LUM-201 year 2 rhGH** year 1 rhGH** year 2 0 2 4 6 8 10 6.89 8.58 7.49 7.90 210 & 212 combined LUM-201 Year 1 vs Year 2 A nn ua liz ed H ei gh t V el oc it y (c m /y r) LUM-201 y2 vs y1 rhGH** yr 2 vs yr 1 -25 -20 -15 -10 -5 0 -19.7 -6.3 210 & 212 combined LUM-201 24m AHV PP24 Pe rc en t C ha ng e in A HV fro m Y ea r 1 to Y ea r 2 AHV values from the OraGrowth studies are based on ANCOVA model (details provided on previous slides) * At 24 months, data include a subset of subjects from OraGrowtH210 trial who met protocol criteria to continue past 12 months. ** Ranke et.al. 2010 – rhGH treated cohort of moderate GHD children; mean AHV for the moderate GHD cohorts were 8.58 cm/yr in year 1 and 6.89 cm/yr in year 2. 10 10 8.0 7.5 8.6 6.9

LUM-201 Normalizes GH Secretion in Moderate PGHD

Injectable rhGH (34 µg/kg/d) exposes patient to ~5x normal GH concentrations lumos PHARMA

Growth Hormone Concentrations (µg/kg/24 hours)

Normal healthy (IC-GH‡)	Untreated PGHD (IC-GH‡)	LUM-201 (Baseline GH)*	LUM-201 (Treated 6M GH)*	Comparator arm rhGH 34 µg/kg/day
Zadik†		N = 22		Albertsson-Wikland††
5.0 ± 1.3	1.4 ± 0.5	1.7 ± 1.3¥	3.3 ± 1.8 to 4.0 ± 2.1¥	~20

Increasing 24-hour pulsatile secretion, LUM-201 achieves comparable growth to exogenous injectable rhGH, with only 20% of GH concentration levels

‡ IC-GH: integrated concentration of Growth Hormone; data represent mean ± standard deviation
* GH concentrations from the combined 1.6 and 3.2 mg/kg/day cohorts of the OraGrowtH212 Trial
¥ 24-hr GH concentration for LUM-201 calculated from 12-hr data using published conversion ratios
† Zadik et al Horm Res 1992
†† Adapted from data in Albertsson-Wikland et al JCEM 1994; 24h exposures listed reflect absorbance/bioavailability of ~60% of the administered dose

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8 Next Steps o Full 12-month data from OraGrowtH210 Trial to be announced in 2Q 2024 o Additional 24-month data to be reported o End-of-Phase 2 meeting with FDA in 2Q 2024 o Supportive comprehensive data package o Initiation of pivotal Phase 3 program anticipated in 4Q 2024 o Multi-national trial design expected to be similar to recent peer trials o Estimated ~200 subjects, 2:1 randomization oral LUM-201:injectable rhGH, 12 months on treatment Upcoming Milestones

9 Lumos Pharma Financial Information as of December 31, 2023 Values in USD LUMO Cash, cash equivalents, & short-term investments to support operations through 3Q 2024, inclusive of activities related to advancing the PGHD program into Phase 3 Year 2023 Year 2022 R&D Expense $22.1M $17.9M G&A Expense $16.6M $15.7M Net Loss $34.0M $31.1M Cash, Cash Equivalents, and Short-Term Investments at Year-end $36.1M $67.4M Shares Outstanding at Year-end 8,102,555 8,267,968

Investment Thesis

Lead asset targeting children with growth disorders

Attractive Market Opportunity	• Daily oral expected to be well received in GH markets • Market research supports rapid conversation to oral and potential expansion opportunities*
Novel Asset with Unique MOA	• Novel MOA takes advantage of natural physiology • Orphan Drug Designation in US/EU and issued patents in major markets
Clear Proof of Concept	• PEM strategy de-risks patient selection, identifying likely LUM-201 responders** • Phase 2 trials met all primary and secondary endpoints • Consistent PK/PD and attractive safety profile to date in > 1,300 subjects studied
Focused Execution	• Full 12-month data from OraGrowtH210 Trial to be announced in 2Q 2024 • End-of-Phase 2 meeting with FDA in 2Q 2024 to review Phase 3 program • Initiation of Phase 3 trial anticipated 4Q 2024

Potential for 1st oral therapeutic to disrupt injectable market for GHD

* Initial Primary Research of PGHD Market conducted for Lumos by Triangle Insights

** PEM (Predictive Enrichment Marker) strategy consists of screening for PEM+ PGHD patients = Baseline IGF-1 > 30 ng/ml & Peak stimulation GH ≥ 5 ng/ml from single oral dose of LUM-201

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